UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Schlumberger Limited (Schlumberger N.V.)

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Schlumberger Limited 153 East 53 Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique 75007 Paris, France

Parkstraat 83 2514 JG The Hague The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held April 14, 2004

March 10, 2004

The Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) will be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles, on Wednesday, April 14, 2004 at 10:30 in the morning (Curaçao time), for the following purposes:

1.	To elect 10 directors.

2.	To report on the course of business during the year ended December 31, 2003, to adopt and approve the Company’s Consolidated Balance Sheet as at December 31, 2003, its Consolidated Statement of Income for the year ended December 31, 2003, and the declaration of dividends by the Board of Directors as reflected in the Company’s 2003 Annual Report to Stockholders.

3.	To approve the adoption of the 2004 Stock and Deferral Plan for Non-Employee Directors.

4.	To approve the appointment of PricewaterhouseCoopers LLP as independent public auditors to audit the accounts of the Company for 2004.

Action will also be taken upon such other matters as may come properly before the meeting.

The close of business on February 25, 2004 has been fixed as the record date for the meeting. All holders of common stock of record at the close of business on that date are entitled to vote at the meeting.

By order of the Board of Directors,

Ellen Summer
Secretary

Please sign your proxy card and return it in the enclosed

envelope so that you may be represented at the Meeting.

PROXY STATEMENT

March 10, 2004

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at the 2004 Annual General Meeting of Stockholders. The approximate mailing date of this proxy statement is March 10, 2004. Business at the meeting is conducted in accordance with the procedures determined by the Chairman of the meeting and is generally limited to matters properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder in accordance with specified requirements requiring advance notice and disclosure of relevant information.

The Schlumberger 2003 Annual Report to Stockholders is included in this package as a separate document. The Company’s Consolidated Balance Sheet as at December 31, 2003, its Consolidated Statement of Income for the year ended December 31, 2003 and the supplemental financial information with respect to dividends included in the Annual Report are incorporated by reference as part of this proxy soliciting material.

The Company will bear the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $10,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to the beneficial owners.

Voting Procedure

Each stockholder of record at the close of business on February 25, 2004 is entitled to one vote for each share registered in the stockholder’s name. On that date there were 588,663,848 outstanding shares of common stock of Schlumberger, excluding 78,442,140 shares held in treasury.

Fifty percent of the outstanding shares, exclusive of shares held in treasury, must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting. Abstentions and broker non-votes are counted for determining the presence of a quorum but are not counted as votes cast in the tabulation of votes on any matter brought before the meeting. If a quorum is not present at the meeting, the Board may call a second General Meeting at which the quorum requirement will not apply.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in the Netherlands Antilles and, as provided by Netherlands Antilles law, meetings of stockholders are held in the Netherlands Antilles. The enclosed proxy card is a means by which a stockholder may authorize the voting of shares at the meeting. It may be revoked at any time by written notice to the Secretary of the Company before it is voted. If it is not revoked, the shares represented will be voted in accordance with the proxy.

1. Election of Directors

It is intended to fix the number of directors at 10 and to elect a Board of Directors of 10 members, each to hold office until the next Annual General Meeting of Stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees, except Tore I. Sandvold, is now a director and was previously elected by the stockholders. Pursuant to the retirement policy under Schlumberger’s Corporate Governance Guidelines, Sven Ullring, who is 68 and has been a director since 1990, is not standing for reelection. Unless instructed otherwise, the proxies will be voted for the election of the 10 nominees named below. If any nominee is unable or unwilling to serve, proxies may be voted for another person designated by the Board of Directors. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

A majority of the votes cast is required to elect each of the nominees for director.

The Board of Directors Recommends a Vote FOR All Nominees.

The Board of Directors’ nominees for election to the Board, together with information furnished by them with respect to their business experience, and other information regarding them, are set forth below:

Nominee, Age and Five-Year Business Experience	Director Since

JOHN DEUTCH, 65; Institute Professor, Massachusetts Institute of Technology, Cambridge, Massachusetts. (1)	1997

JAMIE S. GORELICK, 53; Partner, Wilmer Cutler Pickering LLP, an international law firm since July 2003, Vice Chair of Fannie Mae, the largest source of financing for U.S. home mortgages from May 1997 to July 2003, Washington, D.C. (2)	2002

ANDREW GOULD, 57; Chairman and Chief Executive Officer since February 2003, President and Chief Operating Officer, March 2002 to February 2003, Executive Vice President Oilfield Services from January 1999 to March 2002. (3)	2002

TONY ISAAC, 62; Chief Executive, The BOC Group plc, an international portfolio of companies with four business segments consisting of Gases and Related Products, Vacuum Technology, Supply Chain Solutions and Healthcare since September 1999, Group Finance Director of the BOC Group plc from October 1994 to September 1999, Surrey, U.K. (4)	2003

ADRIAN LAJOUS, 60; Senior Energy Advisor, McKinsey & Company, Houston, Texas, and President of Petrométrica, an energy consulting company, Mexico City, since January 2001; Special Advisor to the President of Mexico (international oil matters), January 2000 to November 2000; Director and CEO, Pemex, Mexico’s national oil company from 1995 to 1999. (5)	2002

ANDRE LEVY-LANG, 66; Independent Investor since November 1999; Chairman of the Executive Board of Paribas, an international banking group, May 1998 to August 1999, Paris. (6)	1992

DIDIER PRIMAT, 59; President, Primwest Holding N.V., an investment management company, Curaçao, N.A. (7)	1988

TORE I. SANDVOLD, 56; Chairman, Sandvold Energy AS, an advisory company in the energy business since September 2002, Chairman of the Board of Petoro AS, a Norwegian state-owned oil company from May 2001 to September 2002, Director General, Norwegian Ministry of Oil & Energy from 1990 to May 2001, Oslo, Norway. (8)	—

NICOLAS SEYDOUX, 64; Chairman and Chief Executive Officer, Gaumont, a French filmmaking enterprise, Paris. (7)	1982

LINDA GILLESPIE STUNTZ, 49; Partner, Stuntz, Davis & Staffier P.C., a law firm, Washington, D. C. (9)	1993

(1)	Mr. Deutch is a director of Citigroup, a banking and insurance organization, where he serves on its Audit, Public Affairs and Governance and Nominating Committees; Cummins Inc., a manufacturer of diesel engines and components, where he serves on its Technology, Finance and Governance and Nominating Committees; and Raytheon Corporation, a defense technology company, where he serves on its Governance and Nominating and Public Affairs Committees. Mr. Deutch’s adult son, Paul Deutch, is employed by a unit of Schlumberger. The employment of Mr. Deutch’s son was not influenced by John Deutch’s position as a director of the Company.

(2)	Ms. Gorelick is a director of United Technologies Corporation, a provider of high technology products and services to the aerospace industry, where she serves on its Audit, Finance and Public Issues Review Committees and serves on the Harvard Board of Overseers, and the boards of the John D. and Catherine T. MacArthur Foundation, America’s Promise and the Carnegie Endowment for International Peace. She is a member of the National Commission on Terrorism Attacks Upon the United States. Wilmer Cutler Pickering LLP provided legal services to Schlumberger in 2003 but is no longer engaged by the Company.

(3)	Mr. Gould is a director of Rio Tinto plc and Rio Tinto Limited, a mineral resources group, and is a member of its Audit and Remuneration Committees.

(4)	Mr. Isaac is a director of International Power plc and is Chairman of its Audit Committee and serves on its Remuneration and Appointments Committees.

(5)	Mr. Lajous is Chairman of Oxford Institute for Energy Studies, Oxford, U.K.; Senior Energy Advisor at Morgan Stanley, London; and a Senior Fellow at the Kennedy School of Government, Harvard University.

(6)	Mr. Lévy-Lang is a director and member of the Compensation Committee of AGF, a French insurance company, a director and member of the Audit and Compensation Committees of SCOR, a French reinsurance company, and a director of Dexia, a Belgian financial services company.

(7)	Mr. Primat and Mr. Seydoux are cousins.

(8)	Mr. Sandvold is a director of Teekay Shipping Corporation, a leading provider of international crude oil and petroleum product transportation services, where he is a member of its Audit Committee and also serves on the boards of Lambert Energy Advisory Ltd., Ruhrgas Norge AS, Energy Policy Foundation of Norway and Stavanger University College.

(9)	Mrs. Stuntz is a director of American Electric Power Company, Inc., an electric and power holding company, where she is Chairman of its Finance Committee and is a member of its Executive, Public Policy, and Corporate Governance Committees; a director of Raytheon Company, a defense technology company, and a director of the Electricity Innovation Institute, a nonprofit public benefit corporation engaged in research and technologies related to electricity production, transmission, distribution and utilization.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to persons known by the Company to be the beneficial owners of 5% or more of the common stock.

	Beneficial Ownership of Common Stock

Name and Address	Number of Shares	Percentage of Class

FMR Corp. (1)	44,694,259	7.634%
85 Devonshire Street Boston, Massachusetts 02109

(1)	Based on amendment to a Statement on Schedule 13G dated February 17, 2004. Such filing indicates that FMR Corp. has sole voting power with respect to 4,203,618 shares and sole dispositive power with respect to 44,694,259 shares. FMR Corp. is the parent of Fidelity Management & Research Company, investment adviser to the Fidelity group of investment companies. The filing indicates that the common stock was acquired in the ordinary course of business and not for the purpose of influencing control of the Company.

The following lists the shares of Schlumberger common stock beneficially owned as of January 31, 2004 by all directors and nominees, by each of the named executive officers, and by the directors and executive officers as a group. Except as footnoted, each individual has sole voting and investment power over the shares listed by that individual’s name. As of January 31, 2004, no nominee for director owned more than 1% of the outstanding shares of the Company’s common stock, except Mr. Primat who owned 3.01%. All directors and executive officers as a group owned 3.79% of the outstanding shares of the Company at January 31, 2004.

Name	Shares

Simon Ayat	111,920	(1)
D. Euan Baird	1,939,054	(2)
John Deutch	4,100	(3)
Xavier Flinois	48,337	(4)
Jamie S. Gorelick	1,500
Andrew Gould	622,670	(5)
Tony Isaac	0
Adrian Lajous	1,300	(6)
André Lévy-Lang	5,500
Jean-Marc Perraud	130,832	(7)
Didier Primat	17,658,128	(8)
Tore I. Sandvold	0
Chakib Sbiti	106,757	(9)
Nicolas Seydoux	253,024	(10)
Linda Gillespie Stuntz	6,800	(11)
Sven Ullring	4,905
All directors and executive officers as a group (29 persons)	22,232,751	(12)

(1)	Includes 108,533 shares which may be acquired by Mr. Ayat within 60 days through the exercise of stock options.

(2)	Includes 696,955 shares held in a revocable grantor trust and 1,239,099 shares, which may be acquired by Mr. Baird within 60 days through the exercise of stock options.

(3)	Includes 600 shares owned by Mr. Deutch’s wife, as to which he disclaims beneficial ownership.

(4)	Includes 87,710 shares which may be acquired by Mr. Flinois within 60 days through the exercise of stock options.

(5)	Includes 510,790 shares which may be acquired by Mr. Gould within 60 days through the exercise of stock options.

(6)	Held in a limited liability company in which Mr. Lajous has an indirect interest.

(7)	Includes 115,633 shares which may be acquired by Mr. Perraud within 60 days through the exercise of stock options.

(8)	Includes 560,000 shares as to which Mr. Primat shares investment power and 4,499,008 shares held for account of the minor children of Mr. Primat as to which he has joint voting and investment power.

(9)	Includes 101,257 shares which may be acquired by Mr. Sbiti through the exercise of stock options.

(10)	Includes 15,364 shares owned by Mr. Seydoux’s wife, as to which he shares voting and investment power.

(11)	Includes 3,000 shares as to which Mrs. Stuntz shares voting power and 300 shares owned by a minor child in a trust for which Mrs. Stuntz serves as trustee.

(12)	Includes 3,201,109 shares which may be acquired by executive officers as a group within 60 days through the exercise of stock options.

Board of Directors Meetings and Committees

During 2003 the Board of Directors held six meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Technology Committee. During 2003, the Audit Committee met five times; the Compensation Committee met five times; the Finance Committee met once; the Nominating and Governance Committee met three times; and the Technology Committee met twice. All incumbent director nominees attended 100% of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served except Didier Primat, who attended 82% of the meetings.

Director Compensation

Directors who are employees of Schlumberger do not receive compensation for serving on the Board or on committees of the Board. Board members who are not employees receive annual fees of $40,000 each, and additional annual fees of $10,000 as members of each of the committees on which they serve, except that the Chair of each Committee receives an annual fee of $20,000, rather than the $10,000 annual fee for committee service. From 2001 through 2003, each non-employee director received an annual stock award of 500 shares of Schlumberger common stock. If stockholders approve the adoption of the 2004 Stock and Deferral Plan for Non-Employee Directors at the meeting, each non-employee director will receive an annual stock award of 2,000 shares of Schlumberger common stock or units representing the right to receive those shares. See Item 3.

Director Stock Ownership Guidelines

The Board believes that ownership of stock of the Company by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a Guideline that, within five years after April 22, 2004 or after joining the Board, each Board member own at least 5,000 shares or restricted stock units.

Audit Committee

The Audit Committee is comprised of five independent directors who meet the independence and other requirements of the New York Stock Exchange’s listing standards. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, legal and regulatory compliance, the independent auditor’s qualifications and independence, and the performance of Schlumberger’s internal audit function and of the independent auditors. The Audit Committee recommends for approval by the stockholders, a firm of independent certified public accountants whose duty is to examine the Schlumberger consolidated financial statements. The Audit Committee has the sole authority and responsibility to appoint, subject to stockholder approval, compensate and oversee the independent auditors, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent auditors. The independent auditors are accountable to the Audit Committee. Mrs. Stuntz is Chair of the Audit Committee. Ms. Gorelick and Messrs. Isaac, Lévy-Lang and Primat are the other members. The Board of Directors has determined that Messrs. Isaac and Lévy-Lang, who are independent under applicable New York Stock Exchange listing standards, are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee Charter, which was revised in January 2004, has been attached to this Proxy Statement as Appendix 1 and is available on the Company’s website at http://investorcenter.slb.com.

Compensation Committee

The Compensation Committee is comprised of four independent directors who meet the independence and other requirements of the New York Stock Exchange’s listing standards. The Committee assists the Board in discharging its responsibilities with regard to executive compensation and oversight of the general compensation philosophy of the Company and prepares a report on executive compensation to the Company’s stockholders. It is responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer to the Board meeting in executive session. The Compensation Committee also administers the Company’s stock option plans. Mr. Ullring is Chair of the Compensation Committee. Ms. Gorelick and Messrs. Lajous and Seydoux are the other members. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter, which was revised in January 2004, has been attached to this Proxy Statement as Appendix 2 and is available on the Company’s website at http://investorcenter.slb.com.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of four independent directors, as defined by the New York Stock Exchange’s listing standards, and assists the Board in identifying individuals qualified to become directors under criteria approved by the Board. The committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders and may also recommend to the Board persons to be appointed by the Board or to be elected by the stockholders to fill any vacancies which occur on the Board. The Nominating and Governance Committee is responsible for periodically reviewing director compensation and benefits, reviewing corporate governance trends, and recommending to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate. The Nominating and Governance Committee also recommends directors to serve on and to chair the Board Committees and leads the Board’s appraisal process. Mr. Seydoux is Chair of the Nominating and Governance Committee, and Mrs. Stuntz and Messrs. Deutch and Lajous are the other members. Mr. Gould resigned from the Committee on January 21, 2004. The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee Charter, which was revised in January 2004, has been attached to this Proxy Statement as Appendix 3 and is available on the Company’s website at http://investorcenter.slb.com.

Finance Committee

The Finance Committee operates under a charter approved by the Board in April 2000 and advises on various matters, including dividend and financial policies and the investment and reinvestment of funds. The Finance Committee periodically reviews the administration of the Schlumberger employee benefit plans and those of its subsidiaries. Mr. Lévy-Lang is Chair of the Finance Committee and Messrs. Gould, Lajous and Ullring are the other members.

Technology Committee

The Technology Committee operates under a charter approved by the Board in July 2000 and advises the Board and senior management on various matters including the quality and relevance of programs dealing with scientific research, development, information and manufacturing technology and also advises on research strategy and university relationships. Mr. Deutch is Chair of the Technology Committee and Mr. Lévy-Lang is also a member.

Corporate Governance Matters

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance principles that the Board believes promote the effective functioning of the Board of Directors, its committees and the Company.

Director Independence

The Board of Directors had determined that each director and nominee is independent, as defined for purposes of the New York Stock Exchange’s listing standards, other than Mr. Gould, who is Chairman and Chief Executive Officer of Schlumberger. In making this determination, the Board affirmatively determined that each independent director or nominee had no material relationship with Schlumberger or management, and that none of the express disqualifications contained in the NYSE rules applied to any of them. As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standard are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the categorical standard if it:

•	Is a type of relationship addressed in Section 303A 2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence; or
•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

None of the independent directors and nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.

Director Nominations

In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from securities holders is the same as its process for unsolicited recommendations from other sources. In the case of Mr. Sandvold, who is being nominated as a director for the first time this year, a non-management director suggested his name to the Committee as a candidate for nomination. All potential nominees must be considered by the Committee before being contacted by other Company directors or officers as possible nominees and before having their names formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by securities holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Secretary, Schlumberger Limited, 153 East 53 Street, 57th Floor, New York, New York 10022-4624 by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending securities holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Nominating and Governance Committee also believes that the Board membership should include appropriate expertise, and reflect gender, cultural and geographical diversity as well as an appropriate mix of inside and independent directors.

Stockholder Communication with Board Members

The Board has established a process for securities holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, Schlumberger Limited, 153 East 53 Street, 57th Floor, New York, New York 10022-4624. All such communications will be forwarded to the Board member or members specified.

Director Presiding at Executive Sessions

The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting, and, at the request of a director. Mr. Nicolas Seydoux, Chair of the Nominating and Governance Committee, presides at these executive sessions of non-management directors.

Director Attendance at Annual Meeting

The Board’s policy regarding director attendance at the Annual General Meeting of Stockholders is that they are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2003, no director attended the Annual General Meeting.

Corporate Governance Guidelines and Code of Ethics

Copies of Schlumberger’s Corporate Governance Guidelines and Schlumberger’s Code of Ethics are available at the Company’s corporate governance website located at http://investorcenter.slb.com.

Audit Committee Report

During 2003, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and the independent auditors, PricewaterhouseCoopers LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee discussed with the Company’s senior management and independent auditors the review of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission and the New York Stock Exchange.

The Company’s independent auditors provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed PricewaterhouseCoopers’ independence with them.

Based on the foregoing review and discussion, and relying on the representation of Company management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Jamie S. Gorelick	Didier Primat
Tony Isaac	Linda G. Stuntz, Chair
André Lévy-Lang

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows the compensation paid by the Company and its subsidiaries to the Chief Executive Officer, the former Chief Executive Officer and to the next four most highly compensated executive officers for the fiscal years ending December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

Name and Principal Position				Long Term Compensation	All Other Compensation ($) (7)
	Annual Compensation			Awards
	Year	Salary ($)(5)	Bonus ($)(5)	Securities Underlying Options (#) (6)

A. Gould (1) (2) Chairman and Chief Executive Officer	2003 2002 2001	1,500,000 966,667 800,000	1,125,000 300,000 1,120,000	300,000 300,000 100,000	108,000 124,700 95,704

D. E. Baird (1) former Chairman and Chief Executive Officer	2003 2002 2001	125,000 1,500,000 1,500,000	0 450,000 2,000,000	0 250,000 0	224,893 209,500 210,000

C. Sbiti (3) Executive Vice President	2003	559,284	629,195	100,000	49,452

X. Flinois (4) Executive Vice President	2003	520,325	472,195	0	0

J. M. Perraud Executive Vice President and Chief Financial Officer	2003 2002	550,000 430,395	385,000 84,000	60,000 50,000	38,040 30,301

S. Ayat (3) Vice President, Controller and Business Processes	2003	391,499	274,049	30,000	28,669

1)	Mr. Baird retired on February 1, 2003 and Mr. Gould became Chairman and Chief Executive Officer on that date.
2)	Mr. Gould was President and Chief Operating Officer until February 2003.
3)	Messrs. Sbiti and Ayat are paid in Euros.
4)	Mr. Flinois was paid in Pounds Sterling. In connection with the sale of the Sema business, Mr. Flinois left the company.
5)	Salary and bonus amounts include cash compensation earned and received and any amounts deferred under the Schlumberger Restoration Savings Plan.
6)	The Company has granted no stock appreciation rights or restricted stock.
7)	The 2003 amounts disclosed in this column include:
(a)	Company contributions to Schlumberger Profit Sharing Plans
(b)	Company contributions to the International Staff Profit Sharing Plan
(c)	Company unfunded credits to the Schlumberger Supplementary Benefit Plan
(d)	Company unfunded matching credits to the Schlumberger Restoration Savings Plan
(e)	Accrued unused vacation payout

	(a)($)	(b)($)	(c)($)	(d)($)	(e) ($)

Mr. Gould	12,000	N/A	48,000	48,000	N/A
Mr. Baird	12,000	N/A	11,250	11,250	190,393
Mr. Sbiti	N/A	49,452	0	0	N/A
Mr. Flinois	N/A	0	0	0	N/A
Mr. Perraud	12,000	N/A	13,020	13,020	N/A
Mr. Ayat	N/A	28,669	0	0	N/A

The Company’s matching credits under the Schlumberger Restoration Savings Plan are vested one-third at three years of service, two-thirds at four years, fully at five years or upon reaching the earliest of age 60, death or change of control. The amounts accumulated under the Schlumberger Restoration Savings Plan and the International Staff Profit Sharing Plan will be paid upon the satisfaction of certain conditions on termination or retirement, death, disability or change in control.

Stock Option Grants Table

The following table sets forth certain information concerning options granted during 2003 to the named executive officers. Shown are hypothetical gains that could be realized for the respective options, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the ten-year term of the options. Any amount realized upon exercise of the options will depend upon the market price of Schlumberger common stock at the time the option is exercised relative to the exercise price of the option. There is no assurance that the amounts reflected in this table will be realized.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH) (2)	Expiration Date
					5% ($)	10% ($)

A. Gould	300,000	8.67	41.295	01/15/2013	7,791,061	19,744,078
D. E. Baird	0	—	—	—	0	0
C. Sbiti	100,000	2.89	41.295	01/15/2013	2,597,020	6,581,359
X. Flinois	0	—	—	—	0	0
J. M. Perraud	60,000	1.73	46.020	07/16/2013	1,736,504	4,400,642
S. Ayat	30,000	0.87	41.295	01/15/2013	779,106	1,974,408

(1)	The Company has not granted any stock appreciation rights. Options listed above become exercisable in installments of 25% each year following the date of grant, except that Mr. Gould’s, Mr. Sbiti’s and Mr. Ayat’s options become exercisable in installments of 20% each year following the date of grant. The gain on Mr. Perraud’s option grant is capped at 125% of the exercise price. All outstanding stock options become fully exercisable prior to liquidation or dissolution of the Company or prior to any reorganization, merger or consolidation of the Company where the Company is not the surviving corporation unless such merger, reorganization or consolidation provides for the assumption of such stock options.
(2)	The exercise price of the options is equal to the average of the high and the low per share prices of the common stock on the options’ dates of grant and may be paid in cash or by tendering shares of common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of common stock.

Stock Option Exercises and

December 31, 2003 Stock Option Value Table

The following table shows certain information concerning options exercised during 2003 by the named executive officers and the number and value of unexercised options at December 31, 2003. Schlumberger has not granted stock appreciation rights. The values of unexercised in-the-money stock options at December 31, 2003 as shown below are presented pursuant to Securities and Exchange Commission rules. Any amount realized upon exercise of stock options will depend upon the market price of Schlumberger common stock at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercises (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) (2) Exercisable / Unexercisable

A. Gould	76,880	1,637,750	439,800/ 690,990	2,017,412/ 4,136,048
D. E. Baird	0	—	1,623,749/ 0	23,775,215/ 0
C. Sbiti	0	—	96,643/ 158,198	793,223/ 1,364,210
X. Flinois	0	—	87,710/ 62,791	353,012/ 14,169
J. M. Perraud	0	—	111,435/ 132,198	1,195,092/ 543,710
S. Ayat	6,594	127,146	102,533/ 84,395	499,798/ 402,750

(1)	Market value of stock on date of exercise less exercise price.
(2)	Closing price of stock on December 31, 2003 ($54.72) less exercise price.

Pension Plans

Schlumberger and certain of its subsidiaries maintain pension plans for employees, including executive officers, providing for lifetime pensions upon retirement after a specified number of years of service. Employees may participate in one or more pension plans in the course of their careers with the Company or its subsidiaries, in which case they become entitled to a pension from each plan based upon the benefits accrued during the years of service related to each plan. These plans are funded on an actuarial basis through cash contributions made by the Company or its subsidiaries. Certain of the plans also permit or require contributions by employees.

Benefits under the international staff pension plans of the Company and certain of its subsidiaries are based on a participant’s pensionable salary (generally, base salary plus incentive) for each year in which the employee participates in the plans and the employee’s length of service with the Company or the subsidiary. Since January 1, 1993, the benefit earned has been 3.2% of pensionable salary for each year of service. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement. Estimated annual benefits from these plans payable upon retirement are: $124,237 for Mr. Gould, $87,183 for Mr. Sbiti, $62,361 for Mr. Flinois, $12,338 for Mr. Perraud and $45,647 for Mr. Ayat. Mr. Baird’s annual benefit is $37,052.

Benefits under the U.S. tax qualified pension plans of the Company and certain of its subsidiaries are based on an employee’s admissible compensation (generally, base salary plus incentive) for each year in which an employee participates in the U.S. plans and the employee’s length of service with the Company or the subsidiary. From January 1, 1989, the benefit earned has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. The Company has adopted a supplementary benefit plan for eligible employees, including executive officers. Amounts under the supplementary plan are accrued under an unfunded arrangement to pay each individual the additional amount which would have been payable under the plans if the amount had not been subject to limitations imposed by law on maximum annual benefit payments and on annual compensation recognized to compute plan benefits. Estimated annual benefits from the plans payable upon retirement (assuming retirement at age 65) are: $4,769 for Mr. Sbiti, $81,932 for Mr. Flinois, $5,107 for Mr. Ayat and, assuming admissible compensation continues at the December 31, 2003 levels, $413,734 for Mr. Gould and $166,216 for Mr. Perraud. Mr. Baird’s annual benefit is $752,295.

Corporate Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on Schlumberger common stock, assuming reinvestment of dividends on the last day of the month of payment into common stock of Schlumberger, with the cumulative total return on the published Standard & Poor’s 500 Stock Index and the cumulative total return on Value Line’s Oilfield Services Industry Group over the preceding five-year period. The following graph is presented pursuant to Securities and Exchange Commission rules. Schlumberger believes that while total stockholder return is an important corporate performance indicator, it is subject to the vagaries of the market. In addition to the creation of stockholder value, the Schlumberger executive compensation program is based on financial and strategic results and the other factors set forth and discussed in the Compensation Committee Report beginning on page 12.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG SCHLUMBERGER LIMITED, S&P 500 INDEX AND VALUE LINE’S OILFIELD

SERVICES INDUSTRY INDEX

Assumes $100 invested on December 31, 1998 in Schlumberger Limited stock, in the S&P 500 Index and in Value Line’s Oilfield Services Industry Index. Reflects reinvestment of dividends on the last day of the month of payment and annual reweighting of the Industry Peer Index portfolio.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board is responsible for reviewing the compensation and benefits of Schlumberger officers and reviewing and approving general compensation and retirement programs, as well as administering the stock option program for all employees. In addition, it is also responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer.

Schlumberger’s compensation philosophy is to pay for performance through competitive programs that relate directly to the Company’s short and long-term goals, and to reward executives, managers and professionals who achieve these goals. Schlumberger’s compensation program has three basic components: base salary, annual cash incentive awards and stock option grants. In line with Schlumberger’s philosophy that annual cash compensation varies with Company performance, base salaries are targeted at the average of the competitive market with cash incentive awards based on individual and Company performance. This combination of base salary and cash incentive is targeted between the 60th and the 75th percentiles of the competitive market in years of strong performance. The addition of stock option awards over a career further provides compensation commensurate with the Company’s long-term performance.

Base salaries    are reviewed annually against competitive company information provided by outside consultants. The companies are from broad industry segments in which Schlumberger competes to provide integrated solutions for oilfield, high tech and information technology businesses. There are changes in the survey companies each year due to mergers and acquisitions, as well as the normal movement in and out of surveys at the companies’ volition.

The competitive market used for compensation analyses differs from those in the Corporate Performance Graph (the Value Line Oilfield Services Industry Index).

While executive officer base salaries are reviewed annually, they are adjusted less frequently. Except for significant changes in responsibility, the cycle for base salary change is typically three to five years. This less frequent change of base salary emphasizes the at-risk portion of variable compensation.

Mr. Chakib Sbiti became Executive Vice President of Oilfield Services in 2003. His base salary was increased to E500,000 ($559,284). Mr. Jean-Marc Perraud’s base salary was increased to $550,000 to be more competitively positioned against the selected market.

Annual cash incentive awards    for each executive officer are payable early in the calendar (fiscal) year and reflect performance against targets or objectives in the preceding year.

The incentive targets of the named executive officers range from 60% to 100%, reflecting the level of responsibility of each position. The incentive awards are calculated as a percentage of base salary and in years of exceptional results may exceed the incentive target.

One-half of the incentive for each executive is based on achievement of financial objectives of the business sector for which the executive has responsibility and/or specific financial goals for the Company. Messrs. Perraud and Ayat had an incentive based on the Company’s financial objective. Messrs. Sbiti and Flinois had a combination of business sector and Company financial goals.

The second half of the incentive relates to objectives that are specific to the executive. These objectives may be strategic or personal and may relate to one-year goals or be interim measures against longer-term objectives. The evaluation of achievement of these objectives is discretionary and subject to the approval of the Committee.

The financial half of the incentive for Messrs. Perraud and Ayat was based on earnings goals for 2003. Messrs. Sbiti and Flinois received payouts commensurate with the financial performance of their business sectors against the established financial objectives and the earnings goals of the Company.

The second half of the incentives for Messrs. Perraud and Ayat was based on the overall performance of the Company, as well as some objectives specific to their areas of responsibility. The second half of the incentives for Messrs. Sbiti and Flinois was based on results of specific financial and business objectives for Oilfield Services and SchlumbergerSema respectively. Mr. Ayat received an additional special award for his work on the divestiture of SchlumbergerSema. The cash compensation for all four named executives places them at or above the median of the competitive market.

Stock options    are awarded on a discretionary basis to eligible employees who demonstrate superior performance in their current position, as well as the likelihood of continued high-level performance in the future. Terms of the plan are the same for all employees.

Beginning in 2003 stock option grants will generally be awarded on an annual cycle with additional grants awarded to recognize promotions, substantial changes in responsibility, individual or team achievements and other special circumstances. Previously grants were generally awarded on an 18-month cycle. The annual cycle is more typical of competitive market practice.

In the third quarter of 2003, retroactive to January 1, 2003, the Company adopted FAS 123 for stock option expensing purposes. A cap on the gain of the grant was implemented to reduce expenses, while at the same time maintaining the incentive of the program. The cap is set at 125% of the price on the date of grant. Vesting was changed to 25% each year following the date of grant. Previously grants provided for 20% vesting over five years from the date of grant. In particular circumstances the Company grants awards with different vesting schedules.

The ten-year term remains the same and the option price remains equal to the fair market value on the date of grant.

Messrs. Gould, Sbiti and Ayat received an uncapped grant in January 2003 with 20% vesting over five years from date of grant. Mr. Perraud received a capped grant in July 2003 with 25% vesting over four years from date of grant.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual. The Committee does not believe that the cash compensation payable in excess of this amount for fiscal year 2003 will result in any material loss of a tax deduction. Therefore, the Committee has elected not to follow the provisions of Section 162(m) with regard to cash compensation. The Company’s stock option plans are believed to be in compliance with the provisions of Section 162(m).

Certain provisions of the Schlumberger Discounted Stock Purchase Plan were changed in 2003 to reduce expenses under FAS 123 accounting. The plan purchase period was reduced from 12 months to 6 months and the discount on the lower of the enrollment date price or the end of period price was reduced from 15% to 7.5%. These changes were implemented to reduce the accounting expense of the plan, and at the same time to maintain the attractiveness of the plan.

Compensation of the Chief Executive Officer

The Compensation Committee reviews and approves the objectives and the performance of the Chief Executive Officer, and sets his compensation subject to Board review.

Mr. Gould participates in the same compensation plans that are provided to other executives, management and professional employees in Schlumberger. In 2003, when Mr. Gould was appointed Chief Executive Officer and Chairman, his base salary was increased to $1,500,000. The annual incentive range for Mr. Gould is 100% of base salary.

One-half of the 2003 incentive award was based on earnings per share goals. Mr. Gould received a payout commensurate with the results achieved against those goals.

The second half of the award reflects the Committee’s evaluation of Mr. Gould’s performance against strategic and business objectives established early in 2003. These specific objectives were a combination of business development, divestitures and financial goals. Disclosure of these objectives could adversely affect the Company’s competitive position.

The cash incentive awarded Mr. Gould for 2003 was $1,125,000. Mr. Gould’s total cash compensation for 2003 places him above the median of the comparator market. In addition, on January 21, 2004, the Compensation Committee awarded Mr. Gould a stock option grant of 415,000 shares with the gain capped at 125% of the exercise price, a ten-year term and 25% vesting each year following the date of grant.

Mr. Gould has no employment agreement with the Company.

During January 2003, Mr. Baird completed his service as Chief Executive Officer, and the compensation listed in the summary compensation table for 2003 represents amounts paid for this final month of service at the base salary rate in effect during 2002.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER

BOARD OF DIRECTORS

Sven Ullring, Chair	Adrian Lajous
Jamie S. Gorelick	Nicolas Seydoux

2. Financial Statements

The Company’s Consolidated Balance Sheet as at December 31, 2003, its Consolidated Statement of Income for the year ended December 31, 2003, as audited by PricewaterhouseCoopers LLP, and the amount of dividends declared by the Board of Directors during 2003 are submitted to the stockholders pursuant to the Schlumberger Deed of Incorporation.

A majority of the votes cast is required for the adoption and approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board of Directors as reflected in the 2003 Annual Report to Stockholders.

The Board of Directors Recommends a Vote FOR Item 2.

1. Approval of the Schlumberger Limited 2004 Stock and Deferral Plan

for Non-Employee Directors

On January 22, 2004, but effective as of April 14, 2004, the Board of Directors adopted the Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors (“2004 Director Plan”), subject to stockholder approval. The 2004 Director Plan was adopted for the purpose of providing our non-employee directors regular grants of shares of common stock (or units representing such shares) in order to:

•	attract and retain directors of outstanding competence and ability; and
•	further align the interests of such directors with the interests of our stockholders generally.

We are requesting that our stockholders approve the 2004 Director Plan. The following is a description of the material provisions of the 2004 Director Plan. The summary that follows is not intended to be complete, and we refer you to the copy of the 2004 Director Plan set forth in Appendix 4 to this proxy statement for a complete statement of its terms and provisions.

As of the date of the 2004 Annual General Meeting, we expect to have nine non-employee directors, all of whom will be eligible to participate in the 2004 Director Plan. The number of individuals who will receive awards under the director plan will depend on the number of non-employee directors serving on the Board of Directors during any given year, and we are unable to determine future award recipients. As of the date of this proxy statement, no awards have been granted under the 2004 Director Plan.

If approved by the stockholders, the 2004 Director Plan will become effective April 14, 2004 and the Schlumberger Limited Stock and Deferral Plan for Non-Employee Directors established in 2001 will be frozen, and no additional awards will be made under that plan.

Administration

The 2004 Director Plan is administered by a committee designated by the Board of Directors, which initially will be the Nominating and Governance Committee. In the absence of such a committee, the 2004 Director Plan will be administered by the Board of Directors. The committee has full and exclusive power and authority to:

•	administer, interpret and waive provisions of the 2004 Director Plan;
•	adopt rules, regulations and guidelines for carrying out the 2004 Director Plan, including to accommodate specific requirements of local laws and procedures in foreign jurisdictions; and
•	determine the eligibility of participants and the amount of any stock award eligible for deferral.

The committee may delegate duties under the 2004 Director Plan to our chief executive officer and other officers, other than its granting authority.

Shares Reserved

An aggregate of 150,000 shares of our common stock is available for stock awards. Shares of our common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us. The last reported sale price per share of our common stock on February 20, 2004 on the NYSE composite transaction reporting system was $63.11.

Annual Grants

Under the 2004 Director Plan, each eligible director will automatically be granted an annual stock award with respect to 2,000 shares of our common stock, commencing in 2004 if stockholders approve the 2004 Director Plan. The annual stock award may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, each of which will represent the right to receive one share of our common stock. The form of stock award and its terms, conditions and restrictions (including vesting) will be determined by the committee. No more than 30,000 shares of common stock, restricted common stock or restricted stock units may be awarded in any calendar year. In the event that there are an insufficient number of shares reserved to make the automatic grants, the number of shares subject to the stock awards made to each eligible director will be reduced on a pro rata basis.

Deferral of Stock Awards

At the discretion of the committee, a non-employee director may irrevocably elect to defer the receipt of all or part of a stock award by submitting a deferral election in the manner specified by the committee. The deferral election must specify the number of shares of common stock, restricted common stock or restricted stock units, the receipt of which is to be deferred and the period of deferral.

Any deferred stock awards will be credited to a bookkeeping account, which we call a stock account, established for the non-employee director as of the date the shares of common stock, shares of restricted stock or restricted stock units would otherwise have been delivered under the 2004 Director Plan. Stock units will be credited to a director’s stock account with respect to both (i) stock awards consisting of shares of common stock that are deferred under the plan procedures and (ii) stock awards initially consisting of stock units. No interest will be credited to an eligible director’s stock account with respect to any stock units. In the event that a dividend is paid on our common stock during the period that restricted stock units are credited to the eligible director’s stock account, an amount equivalent to the amount of the dividend will be credited to the eligible director’s stock account and the accumulated amount will be paid out without interest at the end of the deferral period.

With respect to stock awards consisting of shares of common stock, the non-employee director may elect that delivery be made or commence on the date of termination of the director’s status as a director or one year after such termination. With respect to stock awards initially consisting of stock units, the committee will determine the date of, and conditions to be satisfied prior to, delivery. Shares of common stock to be delivered at the end of the deferral period, together with a cash payment equal to the amount of any dividends, will be made within 60 days after the end of the deferral period.

In the event that an eligible director dies prior to delivery of all shares and funds, any remaining shares and funds will be delivered to the eligible director’s estate within 60 days following the notification of such eligible director’s death. If an eligible director becomes incompetent, we may deliver shares and funds to a guardian or legal representative, or directly to the director, as determined by the committee.

Adjustments

In the event of any subdivision or consolidation of outstanding shares of common stock, declaration of a dividend payable in shares of common stock or other stock split, then the following items will be proportionately adjusted to reflect such transaction:

•	the number of restricted stock units relating to common stock,
•	the appropriate fair market value and other price determinations for such restricted stock units,
•	the number of shares reserved for issuance under the 2004 Director Plan, and
•	the limitation on the annual grant of stock awards.

Similar adjustments will be made by the Board of Directors in the event of any other recapitalization or capital reorganization, any consolidation or merger of Schlumberger with another corporation or entity, the adoption by Schlumberger of any plan of exchange affecting any class of common stock or any distribution to holders of any class of common stock of securities or property (other than normal cash dividends or dividends payable in common stock), provided that such adjustments do not increase the value of such items.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors is authorized to issue or assume restricted stock units by means of substitution of new restricted stock units, as appropriate, for previously issued restricted stock units or an assumption of previously issued restricted stock units as part of such adjustment.

Amendment and Termination

The Board of Directors may amend, modify, suspend or terminate the 2004 Director Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment, modification or termination will, without the consent of the eligible director, impair the rights of any eligible director to the number of restricted stock units credited to such eligible director’s stock account as of the date of such amendment, modification or termination and (ii) no amendment or modification will be effective prior to its approval by the stockholders of Schlumberger to the extent such approval is required by applicable legal requirements or the requirements of any securities exchange on which the common stock is listed. The Board of Directors may at any time and from time to time delegate to the committee any or all of this authority.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. This summary does not describe any state, local or non-U.S. tax consequences.

In general, a director will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received.

Upon the disposition of the common stock acquired pursuant to a stock award, the director will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the director’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period begins on the day after the shares of common stock are received by the director.

A director will not have U.S. taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the director receives shares of common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received.

Compensation deferred by directors in accordance with the procedures established under the 2004 Director Plan will generally not be included in U.S. income by the directors until unrestricted shares or cash are actually paid to the director. Once payments from the 2004 Director Plan are made upon expiration of the deferral, directors may have U.S. taxable compensation income in the year received to the extent of the fair market value of any shares of common stock received and the amount of any cash payments for dividend equivalents.

Dividends paid on shares of outstanding common stock held by a director will be taxed as dividend income. Cash payments of dividend equivalents with respect to stock units under the 2004 Director Plan will be subject to taxation as ordinary compensation income when received by the director.

To the extent allowable by relevant laws and regulations, Schlumberger may be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules. No deduction will be available on any dividends which are paid on outstanding shares of stock and taxable as dividend income to the recipient.

Required Vote and the Board of Directors’ Recommendation

A majority of the votes cast is required for approval of the 2004 Director Plan, provided that the total vote cast on the proposal represents over 50% of all outstanding shares. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing over 50% of the outstanding shares, but will not otherwise have an effect on the vote.

The Board of Directors Recommends a Vote FOR Item 3.

Equity Compensation Plan Information

The table below sets forth the following information as of the end of Schlumberger’s 2003 fiscal year for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders. The table does not include information regarding the 2004 Director Plan which is subject to stockholder approval at the Annual General Meeting.

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of such outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	37,556,547	$56.497	4,317,569

Equity compensation plans not approved by security holders	N/A	N/A	13,200	(1)

Total	37,556,547	$56.497	4,330,769

(1)	Represents stock awards available for grant under the Stock and Deferral Plan for Non-Employee Directors.

Equity compensation plans approved by our stockholders include the Schlumberger 1989 Stock Incentive Plan as amended, the Schlumberger 1994 Stock Option Plan as amended, the Schlumberger 1998 Stock Option Plan as amended, and the Schlumberger 2001 Stock Option Plan. The only equity compensation plan that has not been approved by our stockholders is the Schlumberger Stock and Deferral Plan for Non-Employee Directors established on April 19, 2001, or the 2001 director plan.

When established, there were 25,000 shares of our common stock available for grant under the 2001 director plan. Non-employee directors are automatically granted 500 shares of our common stock as of the last day of the month following the first Board meeting after our regular annual stockholders meeting. Non-employee directors are entitled to defer the receipt of the annual stock award until up to one year after their termination as a director. During the period of deferral, non-employee directors are credited with any dividends paid on shares of our common stock in the interim, and such dividends are paid out in cash, without interest at the same time that the shares are ultimately delivered. The 2001 director plan is administered by a committee appointed by the Board of Directors. As described above, if the 2004 Director Plan is approved by stockholders, the 2001 director plan will be frozen, and no additional awards will be made under that plan.

4. Appointment of Auditors

PricewaterhouseCoopers LLP have been selected by the Board of Directors as independent auditors to audit the accounts of the Company for the year 2004. A majority of the votes cast is required for such approval. A representative of PricewaterhouseCoopers LLP will attend the 2004 Annual General Meeting and will have the opportunity to make a statement and respond to questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company’s 2003 and 2002 annual financial statements and reviews of quarterly financial statements and other audit services and (ii) the other services described below that were billed in 2003 and 2002.

	Year Ended December 31,

	2003	2002
	(in thousands)

Audit Fees (1)	$18,960	$11,989
Audit-Related Fees (2)	4,280	1,486
Tax Fees (3)	1,593	1,462
All Other Fees (4)	2,538	2,146

	$27,371	$17,083

(1)	Includes fees for carve out audits of $9.4 million in 2003 and $4.9 million in 2002.
(2)	Consists of fees for employee benefit plan audits, due diligence relating to acquisition transactions, non-audit accounting related advice, internal controls reviews and other items.
(3)	Consists primarily of fees for tax compliance and fees for tax advice and other tax services.
(4)	Consists primarily of expatriate tax services, tax certificates and other agreed upon procedures.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s financial statements and the review of the Company’s interim financial statements when evaluating PricewaterhouseCoopers’ independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all engagements of Schlumberger’s independent auditors to provide services to the company and its subsidiaries. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2003, no matters were taken on without pre-approval under the de minimis provisions of the Sarbanes-Oxley Act.

The Board of Directors Recommends a Vote FOR Item 4.

Stockholder Proposals for 2005 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2005 Annual General Meeting of Stockholders, written proposals must be received by the Secretary of the Company, 153 East 53 Street, 57th Floor, New York, New York 10022-4624, no later than November 10, 2004. Pursuant to the rules under the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2004 Annual General Meeting if the stockholder making the proposal has not given notice to the Company by January 24, 2005.

Other Matters

Stockholders may obtain a copy of Form 10-K filed with the Securities and Exchange Commission without charge by writing to the Secretary of the Company at 153 East 53 Street, 57th Floor, New York, New York 10022-4624.

The Board of Directors knows of no other matter to be presented at the Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Ellen Summer
Secretary

New York, N.Y.

March 10, 2004

Appendix 1

Audit Committee Charter

Committee Membership

The Audit Committee of the Board of Directors of Schlumberger shall consist of at least three Directors. The members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Governance Committee and may be removed by the Board at its discretion. All members of the Committee shall, in the Board’s judgment, meet the applicable independence requirements of the New York Stock Exchange (“NYSE”) and all other applicable laws and regulations, and shall have sufficient financial experience and ability at the time of appointment to the Committee, or within a reasonable period of time thereafter, to discharge their responsibilities. No member of the Committee may serve on more than two other audit committees of listed company boards. At least one member of the Committee shall, in the Board’s judgment, qualify as an “audit committee financial expert” as defined by applicable regulations and summarized in Appendix A.

The Committee’s Purpose

The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of Schlumberger’s financial statements, legal and regulatory compliance, the independent auditor’s qualifications and independence, and the performance of Schlumberger’s internal audit function and of the independent auditors.

Committee Authority and Responsibilities

The authority and responsibilities of the Audit Committee are:

1.	To recommend, for stockholder approval, the independent auditor to audit the accounts of the Company for the year. The Committee shall have the sole authority and responsibility to appoint, compensate, retain, and oversee the independent auditors, and to pre-approve all engagements, fees and terms for audit and other services provided by the Company’s independent auditors. The Committee shall establish pre-approval procedures consistent with applicable law and regulation, and may delegate pre-approval of permitted services to one or more of its members, subject to review by the Committee at its next meeting.
2.	To evaluate the independence and qualification of the independent auditor, based upon discussions with the auditing firm and management, and on review of periodic reports by the independent auditor describing all circumstances or relationships between the independent auditor and Schlumberger or its management that are relevant to a determination of independence, as well as a report on the firm’s internal quality-control; including any material issues raised by relevant internal or peer quality-control reviews, or in any registration with, or inquiry or investigation by, governmental or professional authorities.
3.	To review with the independent auditor the scope and results of its audit, and any audit problems or difficulties and management’s response (including resolution of any disagreement between management and the auditor regarding financial reporting).
4.	To discuss the Schlumberger annual audited financial statements and quarterly financial statements with management and the independent auditor, including Schlumberger’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements, and all matters raised by the independent auditors pursuant to applicable standards, and to determine whether to recommend to the Board that the audited financial statements be included in Schlumberger’s annual report on Form 10-K.
5.	To review with management, the internal audit department and the independent auditor the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls.
6.	To discuss with management Schlumberger’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

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7.	To discuss with management and the independent auditor Schlumberger’s earnings press releases, as well as the type of financial information and earnings guidance, if any, provided to analysts and rating agencies.
8.	To review Schlumberger’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.
9.	To set policies for the hiring of employees or former employees of the Company’s independent auditors.
10.	To review with the internal audit department the status and results of the annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources.
11.	To establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters.
12.	To prepare an annual committee report for the Schlumberger annual proxy statement.

Committee Meetings, Support, Delegation and Evaluation

13.	The Audit Committee shall meet at least quarterly, keep minutes of its proceedings and report regularly to the Board.
14.	The Audit Committee may invite to its meetings any director, officer of the Company or such other person as it deems appropriate to assist it in performing its responsibilities.
15.	The Audit Committee shall meet separately in executive session with representatives of the Company’s independent auditors and representatives of the Company’s internal audit department at least quarterly, and with representatives of management periodically as the Committee deems appropriate. The Committee shall also have unlimited access, as appropriate, to Schlumberger management, its internal audit department, and other Schlumberger personnel.
16.	The Audit Committee has the authority to retain independent legal, accounting or other consultants in its sole discretion and to approve related fees and retention terms. The Committee shall also receive any funding it deems necessary or appropriate for ordinary administrative expenses.
17.	The Audit Committee may delegate specific responsibilities to one or more individual Audit Committee members to the extent permitted by law, regulation, NYSE Listing Standards and the Articles of Incorporation of the Company.
18.	The Audit Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review annually the adequacy of this charter and recommend any changes that it deems appropriate to the Board for approval.

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APPENDIX A

AUDIT COMMITTEE FINANCIAL EXPERT

1.	An “audit committee financial expert” means a member of the Audit Committee who has all of the following attributes:
i.	An understanding of GAAP and financial statements;
ii.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
iii.	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Schlumberger’s financial statements, or experience actively supervising one or more persons engaged in such activities;
iv.	An understanding of internal controls and procedures for financial reporting; and
v.	An understanding of audit committee functions.

2.	The required attributes described in 1 above must have been acquired through one or more of the following:
i.	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
ii.	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
iii.	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
iv.	Other relevant experience.

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Appendix 2

Compensation Committee Charter

Committee Membership

The Compensation Committee of the Board of Directors of Schlumberger shall consist of at least three Directors. The members of the Committee and its Chair shall be appointed by the Board, upon the recommendation of the Nominating and Governance Committee, and may be removed by the Board at its discretion. All members of the Committee shall, in the Board’s judgment, meet the applicable independence requirements of the New York Stock Exchange (“NYSE”), and all other applicable laws and regulations.

The Committee’s Purpose

The purpose of the Committee is to assist the Board in discharging its responsibilities with regard to executive compensation, oversee the general compensation philosophy of Schlumberger, serve as the Stock Option Committee under Schlumberger’s stock option plans, and report on executive compensation to the Company’s stockholders.

Committee Authority and Responsibilities

The authority and responsibilities of the Compensation Committee are:

1.	To review and approve the objectives, evaluate the performance, and review and recommend the compensation of Schlumberger’s Chief Executive Officer to the full Board meeting in an executive session of independent directors. The Committee bases its recommendations regarding CEO compensation on:
i.	CEO performance in light of those objectives,
ii.	Schlumberger financial and business progress, and relative stockholder returns,
iii.	the CEO’s compensation in prior years, and
iv.	review of compensation practices in businesses similar to those of Schlumberger.
2.	To review the compensation and benefits of Schlumberger’s officers.
3.	To review incentive compensation and equity based plans, and to advise management and the Board on the design and structure of Schlumberger’s compensation and benefits programs and policies.
4.	To administer and make awards under Schlumberger’s stock option plans.
5.	To prepare the annual report on executive compensation required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Meetings, Support, Delegation and Evaluation

The Compensation Committee shall meet at least three times a year, or more often as circumstances require, keep minutes of its proceeding and report regularly to the Board.

The Compensation Committee may invite to its meetings any director, officer of the Company or such other person as it deems appropriate to assist it in performing its responsibilities, and has the authority to retain independent compensation or other consultants to assist it in its responsibilities, and to approve related fees and other retention provisions.

The Compensation Committee may delegate specific responsibilities to one or more individual Committee members to the extent permitted by law, regulation, NYSE Listing Standards and the Articles of Incorporation of the Company.

The Compensation Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review annually the adequacy of this charter and recommend any changes that it deems appropriate to the Board for approval.

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Appendix 3

Nominating and Governance Committee Charter

Committee Membership

The Nominating and Governance Committee of the Board of Directors of Schlumberger shall consist of at least three Directors. The members of the Committee and its Chair shall be appointed by the Board and may be removed by the Board at its discretion. All members of the Committee shall, in the Board’s judgment, meet the applicable independence requirements of the New York Stock Exchange.

The Committee’s Purpose

The purpose of the Nominating and Governance Committee is to assist the Board in identifying individuals qualified to become Directors under the criteria approved by the Board, nominate Directors to serve on and to chair the Board Committees, periodically review director compensation and benefits, review corporate governance trends, and recommend to the Board any improvements to the Company’s corporate governance guidelines as it deems appropriate.

Committee Authority and Responsibilities

The authority and responsibilities of the Nominating and Governance Committee are:

1.	To lead the search for individuals qualified to become members of the Board. In obtaining the names of possible new nominees, the Committee may make its own inquiries and may solicit suggestions from other Directors, management, stockholders and other sources. The Committee will establish and maintain procedures for the submission of unsolicited recommendations for nominees, including appropriate deadlines and the type of information that must be provided with recommendations. All potential nominees must first be considered by the Committee before being contacted as possible nominees and before having their names formally considered by the full Board.
2.	To evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise; gender, cultural and geographical diversity; and balance of inside, outside and independent directors and considering the general qualifications of the potential nominees, including:
(a)	Integrity and honesty,
(b)	The ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole,
(c)	Recognized leadership in business or professional activity,
(d)	A background and experience which will complement the talents of the other Board members,
(e)	Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities,
(f)	Ability to work professionally and effectively with other Board members and Schlumberger management,
(g)	Availability to remain on the Board long enough to make an effective contribution,
(h)	Absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues, and see that all necessary and appropriate inquiries are made into the backgrounds of such candidates.
3.	To periodically review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board.
4.	To recommend to the Board the number and names of proposed nominees for election as Director at the Annual Meeting of Stockholders and, in the case of a vacancy on the Board, the name of an individual to fill the vacancy.
5.	To consider the resignation of a director who has changed his or her principal occupation and inform the Board as to whether or not the Committee recommends that the Board accept the resignation.

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6.	To review the direct and indirect relationships of members of the Board with the Company or its management and assist the Board with its determination of the independence of its members.
7.	To monitor trends and best practices in corporate governance, periodically review the corporate governance guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws, and in the policies and practices of the Board.
8.	To monitor trends and best practices in Director compensation, benefits and stock ownership guidelines and recommend changes to the Board as it deems appropriate in accordance with the Corporate Governance Guidelines.
9.	To annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its Committees. The Committee shall oversee the annual assessment of Board effectiveness and report to the Board.
10.	To periodically review and make recommendations to the Board regarding new Director orientation and Director continuing education.
11.	To annually recommend to the Board following the annual meeting of stockholders, Committee membership and chairs and review periodically with the Board Committee rotation practices. The Committee also has the authority and responsibility to recommend to the Board, as needed, the formation of ad hoc committees of the board to deal with specific issues, as well as the membership and chairs of ad hoc committees, and for the assignment of specific tasks that fall outside the scope of the Committees to individual members of the Board.
12.	To approve the membership of any executive director or officer on a non-SLB listed company board, and to be timely informed by non-executive directors of any new listed company board to which they have been nominated for election as director and of any change in their existing status as director on any other listed company board.

Committee Meetings, Support, Delegation and Evaluation

The Nominating and Governance Committee shall meet at least two times a year, or more often as circumstances require, keep minutes of its proceedings and report regularly to the Board.

The Nominating and Governance Committee may invite to its meetings any director, officer of the Company or such other person as it deems appropriate to assist it in performing its responsibilities, and has the authority to retain independent search or other consultants to assist it in identifying potential Director nominees, and to terminate any such search, in its sole discretion, and to approve related fees and other retention provisions.

The Nominating and Governance Committee may delegate specific responsibilities to one or more individual Committee members to the extent permitted by law, regulation, NYSE Listing Standards and the Articles of Incorporation of the Company.

The Nominating and Governance Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review annually the adequacy of this charter and recommend any changes that it deems appropriate to the Board for approval.

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Appendix 4

SCHLUMBERGER LIMITED

2004 STOCK AND DEFERRAL PLAN

FOR NON-EMPLOYEE DIRECTORS

(As Established Effective April 14, 2004)

ARTICLE I

PURPOSES OF PLAN AND DEFINITIONS

1.1 Purpose.    Schlumberger Limited established this 2004 Stock and Deferral Plan for Non-Employee Directors (the “Plan”) for the purpose of providing non-employee directors of the Company with regular grants of shares of the common stock of the Company (or units representing such shares) and the opportunity to defer a portion of their compensation, in order to provide greater incentives for those Directors to attain and maintain the highest standards of performance, to attract and retain Directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company’s stockholders generally, and to reward such Directors for outstanding performance. The Plan has been established effective April 14, 2004, subject to the approval of the stockholders of the Company at the April 2004 annual meeting.

1.2 Definitions.

“Annual Director Award Date” means the last day of the calendar month in which occurs the first Board meeting following the regular annual general meeting of the stockholders of the Company.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Committee” means such committee as is designated by the Board to administer the Plan in accordance with Article II, or if no such committee is designated, the Board.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Schlumberger Limited, a Netherlands Antilles corporation.

“Determination Date” means the date on which delivery of a Participant’s deferred Stock Awards is made or commences, as determined in accordance with Section 5.1.

“Director” means an individual who is serving as a member of the Board.

“Effective Date” means April 14, 2004.

“Eligible Director” means each Director who is not an employee of the Company or of any of its subsidiaries.

“Participant” means an Eligible Director who is granted Stock Awards pursuant to Article III.

“Stock Account” means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article IV hereof.

“Stock Award” means an award of shares of Common Stock, restricted Common Stock or restricted Stock Units pursuant to Article III.

“Stock Unit” means a unit which represents the right to receive one share of Common Stock under such terms and conditions as may be prescribed by the Committee and this Plan.

ARTICLE II

ADMINISTRATION OF THE PLAN

2.1 Committee.    This Plan shall be administered by the Committee.

2.2 Committee’s Powers.    Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of

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the Company and in keeping with the objectives of this Plan. The Committee shall also have the full and exclusive power to adopt rules, procedures, guidelines and sub-plans to this Plan relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in foreign jurisdictions. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Stock Awards a Participant may elect to defer, or waive any restriction or other provision of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3 Committee Determinations Conclusive.    Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

2.4 Committee Liability.    No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5 Delegation of Authority.    The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan (other than its granting authority described in Article III) pursuant to such conditions or limitations as the Committee may establish.

ARTICLE III

STOCK AWARDS

3.1 Shares Available.    There shall be available for Stock Awards during the term of this Plan an aggregate of 150,000 shares of Common Stock. Shares of Common Stock will be made available from either the Company’s authorized but unissued shares or treasury shares that have been issued but reacquired by the Company.

3.2 Annual Grants.    On each Annual Director Award Date, each Eligible Director shall automatically be granted a Stock Award with respect to 2,000 shares of Common Stock in the form of a number of shares of Common Stock, restricted Common Stock or restricted Stock Units, with the form of such Stock Award to be determined by the Committee; provided, however, that no more than 30,000 shares of Common Stock, restricted Common Stock or restricted Stock Units may be awarded in any calendar year. The Stock Award shall be subject to such terms, conditions and restrictions (including vesting) as the Committee may determine in its discretion in connection with such award. In the event that on any Annual Director Award Date there are an insufficient number of shares reserved to make the automatic grants contemplated by this section, the number of shares subject to the Stock Awards made to each Eligible Director shall be reduced on a pro rata basis.

ARTICLE IV

DEFERRAL ELECTION AND ACCOUNTS

4.1 Deferral Election.    A Director, at the discretion of the Committee, may irrevocably elect to defer the receipt of all or part of a Stock Award by submitting a Deferral Election in the manner specified by the Committee. The Deferral Election (i) shall specify the number of shares of Common Stock the receipt of which the Participant elects to defer, (ii) shall designate the period of deferral among the choices provided in Section 5.1, and (iii) may not be revoked or modified without the prior written approval of the Committee.

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4.2 Timing of Elections.    For the initial grants of Stock Awards in 2004 pursuant to Section 3.2, Deferral Elections must be made no later than April 13, 2004. For annual grants of Stock Awards pursuant to Section 3.2 after 2004, Deferral Elections must be made no later than the last day of the calendar year preceding the Annual Director Award Date. For newly appointed directors, Deferral Elections must be completed no later than the date 15 days after commencement of services as a Director. The Committee shall be authorized to adopt such other rules and limitations as it shall determine are necessary or appropriate with respect to the timing of elections to defer Stock Awards under the Plan.

4.3 Establishment of Accounts.    The Company shall also set up an appropriate record (hereinafter called the “Stock Account”) which will from time to time reflect the name of each Participant and the number of restricted Stock Units and, if applicable, dividend equivalents credited to such Participant pursuant to Section 4.4.

4.4 Crediting of Deferred Stock Awards or Restricted Stock Unit Awards.    Any Stock Awards deferred pursuant to a Deferral Election as described in Section 4.1 shall be credited to the Participant’s Stock Account as of the date the shares would otherwise have been delivered pursuant to Article III in the form of a number of restricted Stock Units equal to the number of shares of Common Stock deferred, and any restricted Stock Units awarded pursuant to Section 3.2 shall also be credited to a Participant’s Stock Account as of such date. No interest will be credited to a Participant’s Stock Account with respect to any restricted Stock Units. In the event that a dividend is paid on Common Stock during the period that restricted Stock Units are credited to the Participant’s Stock Account, an amount equivalent to the amount of the dividend will be credited to the Participant’s Stock Account and the accumulated amount will be paid out without interest at the end of the period of deferral.

4.5 Adjustments.

(a) Exercise of Corporate Powers.    The existence of this Plan and any outstanding restricted Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Recapitalizations, Reorganizations and Other Activities.    In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate fair market value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under this Plan in Section 3.1 and (iv) the limitation designated in Section 3.2 of this Plan shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate fair market value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under this Plan in Section 3.1 and (iv) the limitation designated in Section 3.2 of this Plan to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such items. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume restricted Stock Units by means of substitution of new restricted Stock Units, as appropriate, for previously issued restricted Stock Units or an assumption of previously issued restricted Stock Units as part of such adjustment.

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ARTICLE V

DELIVERY OF DEFERRED SHARES

5.1 Period of Deferral.    With respect to (a) Stock Awards deferred pursuant to Section 4.1, a Participant may elect that delivery of deferred Stock Awards credited to the Participant under the Plan be made or commence at (i) a date that is one year following the date of the termination of the Participant’s status as a Director of the Company, or (ii) the date of the termination of the Participant’s status as a Director of the Company, and (b) restricted Stock Units granted pursuant to Section 3.2, the Committee shall determine the date or conditions as of which shares represented by such restricted Stock Units will be delivered (the date elected or selected by the Participant or the Committee, as applicable, to be known as the “Determination Date”). Delivery of shares will be made within 60 days after the Determination Date.

5.2 Delivery of Deferred Stock Awards.    As of the Determination Date, the aggregate number of restricted Stock Units and, if applicable, dividend equivalents credited to a Participant’s Stock Account as of such Determination Date shall be calculated. A Participant shall receive delivery of a number of shares of Common Stock equal to the aggregate number of restricted Stock Units and a cash payment equal to the amount of the aggregate dividend equivalents.

5.3 Death Prior to Payment.    In the event that a Participant dies prior to delivery of all shares and funds deliverable pursuant to the Plan, any remaining shares and funds shall be delivered to the Participant’s estate within 60 days following the Company’s notification of the Participant’s death.

5.4 Delivery to Incompetents.    To the extent allowed under applicable law, should the Participant become incompetent, the Company shall be authorized to deliver shares and funds deliverable pursuant to the Plan to a guardian or legal representative of such incompetent, or directly to such incompetent, whichever manner the Committee shall determine in its sole discretion.

ARTICLE VI

MISCELLANEOUS

6.1 Unfunded Plan.    Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. To the extent that a Participant acquires a right to receive delivery of shares from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

6.2 Title to Funds Remains with Company.    Amounts credited to each Participant’s Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such amounts will remain with the Company and the Company’s only obligation will be to make timely delivery to Participants in accordance with the Plan.

6.3 Statement of Account.    A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of Stock Account as of a recent date designated by the Committee.

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6.4 Assignability.    Except as provided in Section 5.3, no right to receive delivery of shares hereunder shall be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

6.5 Amendment, Modification, Suspension or Termination.    The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment, modification or termination shall, without the consent of the Participant, impair the rights of any Participant to the number of restricted Stock Units credited to such Participant’s Stock Account as of the date of such amendment, modification or termination and (ii) no amendment or modification shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed. The Board may at any time and from time to time delegate to the Committee any or all of this authority under this Section 6.5.

6.6 Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of New York.

6.7 Tax and Social Insurance.    Participants are responsible for any and all tax or social insurance due on Stock Awards or restricted Stock Units under this Plan. Participants shall pay or make arrangements to satisfy all withholding obligations of the Company related to this Plan. The Company has the authority to satisfy any withholding obligations from funds or shares of Common Stock deliverable pursuant to this Plan or other cash compensation due a Participant, if applicable.

6.8 Effect on Prior Plan’s Term.    Effective as of the date of stockholder approval of the Plan as contemplated in the last sentence of Section 1.1, the Schlumberger Limited Stock and Deferral Plan for Non-Employee Directors, as established effective April 19, 2001 (the “Prior Plan”), shall be frozen, and no additional Stock Awards shall be made under the Prior Plan.

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Schlumberger Limited (Schlumberger N.V.)

Proxy Solicitation on Behalf of the Board of Directors

Annual General Meeting of Stockholders

P R O X Y

The undersigned, having received the Notice and Proxy Statement of the Annual General Meeting of Stockholders and the 2003 Annual Report to Stockholders, hereby appoints Aede Gerbranda, Olette H.S. Pierik, Gerard C.A. Smeets and Willem van Bokhorst and each of them proxies, with power of substitution, to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the meeting, all my (our) shares of record of Schlumberger Limited (Schlumberger N.V.) at the Annual General Meeting of Stockholders to be held at the Curaçao Marriott Beach Resort, Piscadera Bay, Willemstad, Curaçao, Netherlands Antilles on April 14, 2004, and at any adjournment or adjournments thereof.

If no other indication is made, the proxies will vote FOR the election of the director nominees and FOR Proposals 2, 3 and 4.

SEE REVERSE SIDE	Continued and to be signed on reverse side	SEE REVERSE SIDE

☒	Please mark votes as in this example

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. Directors recommend a vote FOR items 1, 2, 3 and 4.
						FOR	AGAINST	ABSTAIN

	1. Election of 10 Directors Nominees: J. Deutch, J.S. Gorelick, A. Gould, T. Isaac, A. Lajous, A. Lévy-Lang, D. Primat, T. Sandvold, N. Seydoux, L.G. Stuntz				2. Adoption and approval of Financials and Dividends	☐	☐	☐
					3. Approval of adoption of the 2004 Stock and Deferral Plan for Non-Employee Directors	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	4. Approval of Auditors	☐	☐	☐

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign names exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Please sign, date and return in the enclosed envelope.

Signature:                                            Date:                           Signature:                                                     Date: